Exhibit 23.2
Consent of Independent Auditors
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Canadian Pacific Railway Limited Management Stock Option Incentive Plan of our Auditor’s Report and Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Difference, each dated February 10, 2006, which reports are included in Canadian Pacific Railway Limited’s Annual Report on Form 40-F for the year ended December 31, 2005 filed with the Securities and Exchange Commission.
(Signed) “PricewaterhouseCoopers LLP”
Chartered Accountants
Calgary, Alberta
February 28, 2007